===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------



                                   FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                       -----------------------------------


        Date of Report (Date of earliest event reported): May 4, 1998



                                 NCO Group, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            Pennsylvania                        0-21639                            23-2858652
------------------------------------  -------------------------------   ---------------------------------
  (State or other jurisdiction of       (Commission File Number)                 (I.R.S. Employer
   incorporation or organization)                                             Identification Number)



                             515 Pennsylvania Avenue
                       Fort Washington, Pennsylvania 19034
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (215) 793-9300
                                                           --------------

===============================================================================

Item 2. Acquisition or Disposition of Assets.

Acquisition of FCA International Ltd.

     In March 1998, NCO Group, Inc. ("NCO" or the "Company") entered into an agreement with FCA International Ltd. ("FCA") pursuant to which NCO made a cash tender offer (the "FCA Tender Offer") for all of the outstanding common shares of FCA at $9.60 per share, Canadian (equivalent to $6.77 in U.S. dollars based upon the exchange rate as of the date of the agreement). On May 6, 1998, the Company acquired approximately 98.7% of the outstanding stock of FCA pursuant to the FCA Tender Offer. The purchase price of approximately $67.6 million was paid with borrowings under the Company's revolving credit facility. The Company intends to exercise its statutory rights to acquire the remaining outstanding shares of FCA not tendered on the same terms as the FCA Tender Offer. However, the remaining holders of FCA shares may have the right to dissent to such transaction and demand payment for the fair value of their FCA shares.

     Founded in 1926, FCA is the largest accounts receivable management company in Canada with significant operations in the United States and the United Kingdom. FCA provides accounts receivable management services principally to the government, financial, education, telecommunications, utilities, healthcare, retail and commercial sectors. FCA has undergone a major reorganization, consolidating 88 branch offices into 17 branch locations including three new major branches in Mobile, Alabama, Brantford, Ontario and Vancouver, British Columbia. For the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998, FCA's revenues were approximately $62.8 million and $45.0 million, respectively, based upon the applicable exchange rate. Approximately 45% of FCA's consolidated revenues in 1997 was derived from U.S. operations, 40% from Canadian operations and 15% from operations in the United Kingdom. The acquisition of FCA will give the Company the leading market presence in Canada, significantly expand its U.S. operations and provide a platform for further expansion into Europe from the United Kingdom. The Company also expects to realize substantial cost savings from integrating FCA with its operations.

     See "Item 5. Other Events. -- Risks Associated with Pending and Recent Acquisitions" and "--Risks Associated with FCA Acquisition."

Item 5.  Other Events

Acquisition of MedSource, Inc.

     On May 4, 1998, the Company entered into a definitive agreement to acquire all of the outstanding stock of MedSource, Inc. ("MedSource") for approximately $17.9 million in cash. In connection with the acquisition, the Company will repay debt of approximately $17.1 million. The closing is subject to the satisfaction of certain closing conditions, including regulatory approval and other customary conditions. The MedSource acquisition is expected to close in the second quarter of 1998, although there can be no assurance that the Company will close the MedSource acquisition.

     Founded in 1997, MedSource provides traditional accounts receivable management services and pre-delinquency outsourcing services primarily to hospitals located throughout the United States. Pre-delinquency outsourcing services include insurance billing and follow-up, insurance claim resolution, private pay collections, and outsourcing of central business office functions. Since its inception, MedSource has completed four acquisitions of other accounts receivable management companies which specialize in providing services to the healthcare industry. Headquartered in Goodlettsville, Tennessee, MedSource has additional offices located in Phoenix, Arizona; Springfield, Missouri; Chicago Heights, Illinois; Waterford, Michigan; Johnstown, Pennsylvania; and Mount Laurel, New Jersey. For the fiscal year ended December 31, 1997 (on a pro forma basis) and the three months ended March 31, 1998, MedSource's revenues were approximately $22.7 million and $5.3 million, respectively. The acquisition of MedSource significantly enhances NCO's market position as a leading provider of accounts receivable management services to the healthcare sector.

Risks Associated with Pending and Recent Acquisitions

     Acquisitions completed by the Company in 1998 (including FCA) and the pending MedSource acquisition had combined revenues of $94.5 million in 1997 compared to the Company's revenue of $85.3 million in 1997. The Company is currently in the process of integrating certain companies acquired in 1997 and 1998. The Company acquired approximately 98.7% of the outstanding stock of FCA pursuant to the FCA Tender Offer. There can be no assurance that the Company will successfully consummate the MedSource acquisition. The integration of these companies could divert management's attention from the daily operation of the Company, require additional management, operational and financial resources, and place significant demands on the Company's management and infrastructure. There can be no assurance that the recently acquired businesses and the MedSource acquisition will be successfully integrated with that of the Company, that the Company will be able to realize operating efficiencies or eliminate redundant costs, or that their businesses will be operated profitably. Further, there can be no assurance that clients of the acquired companies will continue to do business with the Company, or that the Company will be able to retain key employees of the acquired companies. In addition, there can be no assurance that the acquired companies will not have additional liabilities or contingencies that were unanticipated by the Company at the time of the acquisitions.

Risks Associated with the FCA Acquisition

     There are several risks associated with the acquisition of FCA including the ability to operate FCA's business profitably and the fact that FCA has significant operations outside of the United States. FCA has had net losses of $4.4 million, and $1.4 million for its fiscal years ended June 30, 1996 and 1997, respectively. There can be no assurance that the Company will be able to operate FCA's business profitably following the acquisition of FCA. To date, all of the Company's operations have been conducted in the United States. FCA is headquartered in Canada and also has offices in the United Kingdom and, as a result of such acquisition, a portion of the Company's operations would be conducted outside the United States. There are a number of risks inherent in international operations including government controls, regulatory requirements that may be more onerous than those imposed in the United States, difficulties in managing international operations and fluctuations in currency exchange rates.

Item 7.  Financial Statements and Exhibits.

                  The following financial statements are being filed as part of, or are incorporated by reference in, this report:

     (a) Financial Statements of FCA:

         The following financial statements of FCA were previously filed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 1998 and are incorporated herein by reference.

         Auditors's Report
         Consolidated Balance Sheets as of June 30, 1997 and 1996
         Consolidated Statements of Earnings for the years ended June 30, 1997,
                  1996 and 1995
         Consolidated Statements of Retained Earnings for the years ended
                  June 30, 1997, 1996 and 1995
         Consolidated Statements of Changes in Financial Position for the years ended June 30, 1997, 1996 and 1995
         Notes to Consolidated Financial Statements
         Consolidated Balance Sheets as of March 31, 1998 and 1997 (unaudited)
         Consolidated Statements of Earnings for the three months and nine months ended March 31, 1998 and 1997 (unaudited)
         Consolidated Statements of Changes in Financial Position for the
                  three months and nine months ended March 31, 1998 and 1997 (unaudited)

     (b) Financial Statements of MedSource:

         Report of Independent Public Accountants
         Consolidated Balance Sheet as of December 31, 1997
         Consolidated Statement of Operations for the year ended December 31,
                  1997
         Consolidated Statement of Stockholders' Equity (Deficit) for the year ended December 31, 1997
         Consolidated Statement of Cash Flows for the year ended December 31,
                  1997
         Notes to Consolidated Financial Statements

     (c) Pro Forma Financial Information.


         Pro forma financial information concerning the FCA acquisition and the pending MedSource acquisition is incorporated by reference from the Company's Registration Statement on Form S-3, as amended, filed with the Securities and Exchange Commission on May 8, 1998.

     (d) Exhibits

         2.1(1) Agreement dated March 24, 1998 among the Company, FCA and Fairfax concerning the FCA Tender Offer.
         2.2(2) Stock Purchase Agreement dated May 4, 1998 among the Company, MedSource, Whitney Subordinated Debt Fund, L.P., Whitney Equity Partners, L.P., C.B. Hellman, Jr., Mark Gorman, John O'Hara and HealthCare Business Management, Ltd. The Company will furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.
        23.4      Consent of Arthur Andersen LLP.

(1) Incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 1998.
(2) Incorporated by reference to the Company's Registration Statement on Form S-3 (Registration No. 333-51787), as amended, filed with the Securities and Exchange Commission on May 8, 1998.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NCO GROUP, INC.

                                       By:  /s/ Steven L. Winokur
                                            ----------------------------
                                            Executive Vice President, Finance
                                            and Chief Financial Officer



Date:   May 12, 1998

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To MedSource, Inc.:

We have audited the accompanying consolidated balance sheet of MedSource, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MedSource, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
   May 5, 1998

                       MEDSOURCE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                                    ASSETS
                                    ------
CURRENT ASSETS:
   Cash and cash equivalents                                                               $  1,027,597
   Trust cash                                                                                 1,155,670
   Accounts receivable, net of allowance for doubtful accounts of $83,123                     2,493,707
   Deferred income taxes                                                                        151,063
   Prepaid expenses and other                                                                   617,066
                                                                                           ------------

                  Total current assets                                                        5,445,103

PROPERTY AND EQUIPMENT, net                                                                   2,214,277

DEFERRED INCOME TAXES                                                                            23,982

INTANGIBLE ASSETS, net                                                                       18,290,695

OTHER ASSETS                                                                                     35,357
                                                                                           ------------
                                                                                           $ 26,009,414
                                                                                           ============
                           LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
                           ----------------------------------------------

CURRENT LIABILITIES:
   Current portion of long-term debt                                                       $    377,026
   Accounts payable                                                                           1,227,960
   Accrued expenses                                                                             572,380
   Accrued compensation                                                                         537,856
   Trust payable                                                                              1,573,819
                                                                                           ------------

                  Total current liabilities                                                   4,289,041
                                                                                           ------------
LONG-TERM DEBT                                                                               15,903,802
                                                                                           ------------
SERIES A CONVERTIBLE PREFERRED STOCK, 138,400 shares issued and outstanding
   (liquidation value of $6,160,000)                                                          5,882,620
                                                                                           ------------

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDER'S EQUITY (DEFICIT):
   Preferred stock, $.01 par value, 1,000,000 shares authorized
      Series B Redeemable, 150,000 shares authorized,
        no shares issued or outstanding                                                            --
      Series C Convertible, 50,000 shares authorized,
        46,100 shares issued and outstanding                                                        461
   Common stock, $.01 par value, 10,000,000 shares authorized,
     2,905,000 shares issued and outstanding                                                     29,050
   Additional paid-in capital                                                                   766,031
   Accumulated deficit                                                                         (861,591)
                                                                                           ------------
                  Total stockholder's equity (deficit)                                          (66,049)
                                                                                           ------------
                                                                                           $ 26,009,414
                                                                                           ============

   The accompanying notes are an integral part of this financial statement.

                       MEDSOURCE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1997



NET REVENUES                                          $ 12,457,616
                                                      ------------

OPERATING COSTS AND EXPENSES:
   Payroll and related                                   5,665,315
   Other operating                                       6,147,933
   Depreciation                                            330,247
   Amortization                                            238,747
                                                      ------------

                  Total operating expenses              12,382,242
                                                      ------------
INCOME FROM OPERATIONS                                      75,374
INTEREST EXPENSE                                           615,673
INTEREST INCOME                                            (29,968)
                                                      ------------

LOSS BEFORE INCOME TAXES                                  (510,331)

INCOME TAX BENEFIT                                        (150,124)
                                                      ------------
NET LOSS                                              $   (360,207)
                                                      ============






   The accompanying notes are an integral part of this financial statement.

                              MEDSOURCE, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                       MedSource, Inc.      MedSource, Inc.
                                       Predecessor   ------------------   -------------------
                                         Company                         Series C Convertible
                                       -----------     Common Stock       Preferred Stock
                                        Common      ------------------   -------------------
                                         Stock      Shares      Amount   Shares    Amount
                                         -----      ------      ------   ------    ------
BALANCE, DECEMBER 31, 1996             $  6,334        --    $     --       --    $   --
   Amortization of deferred
     compensation                           --         --          --       --        --
   Exercise of Common stock options      47,500        --          --       --        --
   Tax benefit from exercise of
     stock options                          --         --          --       --        --
   Cash dividend to Predecessor
     Company stockholders                   --         --          --       --        --
   Merger of Predecessor Company and
     MedSource, Inc.                    (53,834) 2,708,000      27,080      --        --
   Common stock issued for
     acquisition                            --     197,000       1,970      --        --
   Proceeds from sale of Series C
     Preferred Stock                        --         --          --    46,100       461
   Dividends on Series A Preferred
     Stock                                  --         --          --       --        --
   Net loss                                 --         --          --       --        --
                                       --------  ---------   ---------  -------   -------
BALANCE,  DECEMBER 31, 1997            $    --   2,905,000   $  29,050   46,100   $   461
                                       ========  =========   =========  =======   =======


                               RESTUBBED TABLE




                                        Additional                                Total
                                       Paid-In   Accumulated    Deferred      Stockholder's
                                       Capital     Deficit     Compensation   Equity (Deficit)
                                       -------  -----------  ------------   ----------------
BALANCE, DECEMBER 31, 1996            $344,565   $ 658,616       $(193,315) $     816,200
   Amortization of deferred
     compensation                          --          --          193,315        193,315
   Exercise of Common stock options        --          --              --          47,500
   Tax benefit from exercise of
     stock options                      39,393         --              --          39,393
   Cash dividend to Predecessor
     Company stockholders                  --   (1,000,000)            --      (1,000,000)
   Merger of Predecessor Company and
     MedSource, Inc.                    26,754         --              --             --
   Common stock issued for
     acquisition                       145,780         --              --         147,750
   Proceeds from sale of Series C
     Preferred Stock                   209,539         --              --         210,000
   Dividends on Series A Preferred
     Stock                                 --     (160,000)            --        (160,000)
   Net loss                                --     (360,207)            --        (360,207)
                                      --------   ---------       ---------  -------------
BALANCE,  DECEMBER 31, 1997           $766,031   $(861,591)      $     --   $     (66,049)
                                      ========   =========       =========  =============


   The accompanying notes are an integral part of this financial statement.

                       MEDSOURCE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1997

OPERATING ACTIVITIES:
   Net loss                                                            $   (360,207)
   Adjustments to reconcile net loss to net
     cash provided by operating activities-
       Depreciation and amortization                                        568,994
       Amortization of deferred financing costs and
         original issue discount                                             91,230
       Deferred compensation                                                193,315
       Deferred income taxes                                                127,397
       Changes in assets and liabilities--
         (Increase) decrease in -
           Trust cash                                                      (728,814)
           Accounts receivable                                             (390,514)
           Prepaid expenses and other                                      (254,854)
           Other assets                                                      42,526
         Increase (decrease) in-
           Accounts payable                                                 153,122
           Accrued expenses                                                (199,584)
           Accrued compensation                                             191,606
           Trust payable                                                    603,113
                                                                       ------------

                  Net cash provided by operating activities                  37,330
                                                                       ------------

INVESTING ACTIVITIES:
   Cash paid for business acquisitions                                  (13,225,522)
   Purchases of property and equipment                                   (1,768,487)
                                                                       ------------

                  Net cash used in investing activities                 (14,994,009)
                                                                       ------------

FINANCING ACTIVITIES:
   Cash dividend paid to Predecessor
     Company stockholders                                                (1,000,000)
   Proceeds from long-term debt                                          21,615,000
   Repayments of long-term debt                                          (8,575,488)
   Deferred financing costs                                              (2,090,028)
   Proceeds from exercise of stock options                                   47,500
   Proceeds from the sale of Preferred Stock, net of
     transaction costs                                                    5,932,620
                                                                       ------------
                  Net cash provided by financing activities              15,929,604
                                                                       ------------

INCREASE IN CASH AND CASH EQUIVALENTS                                       972,925

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                 54,672
                                                                       ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                 $  1,027,597
                                                                       ============

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the year for interest                              $    838,526
   Cash paid during the year for income taxes                                86,977


   The accompanying notes are an integral part of this financial statement.

                       MEDSOURCE, INC. AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.    ORGANIZATION AND BASIS OF PRESENTATION:

MedSource, Inc. and subsidiaries (MedSource or the Company) provide outsourced business management services, primarily receivable management and collections services, to hospitals and other health care providers.

MedSource was incorporated on September 19, 1997 by the majority stockholder of Management Financial Services, Inc. (MFS), to acquire, consolidate and maximize the operational efficiencies of businesses providing outsourced business management services to hospitals and other health care providers. On September 19, 1997, all of the outstanding stock of MFS was exchanged for shares of MedSource. This resulted in MFS stockholders having majority ownership in MedSource. Accordingly, MFS was treated as the predecessor entity to MedSource and for financial reporting purposes as the acquiror of MedSource. The issuance of shares in connection with the merger of MedSource and MFS was treated as a merger of companies under common control and accordingly accounted for at historical cost. In addition, in June 1997, the assets and liabilities of Accelerated Accounts Management, Inc. (AAM), a corporation which provided hospital receivable management services in Pennsylvania, and was owned by the same stockholder as MFS, were contributed to MFS in a merger. This transaction was treated as a merger of companies under common control and accordingly accounted for at historical cost. This transaction is reflected in the accompanying financial statements as though the merger of MFS and AAM occurred for all periods and all references to MFS includes the merged operations of AAM. The consolidated statement of operations for the year ended December 31, 1997 includes the historical results of operations of MFS (including AAM) for the full year and the results of operations of MedSource since September 19, 1997. The historical stockholders' equity of MFS (including AAM) has been presented for the periods prior to September 19, 1997 (see Note 7).

In June 1997, MFS acquired all of the outstanding capital stock of World Credit, Inc. (World Credit). In August 1997, MFS acquired all of the outstanding capital stock of MAC/TCS, Inc. (MAC/TCS), and certain of the assets and liabilities of Healthcare Business Management, Ltd.(HBM) and ECC of Pittsburgh, Inc. (ECC). In October 1997, MedSource acquired substantially all of the assets and liabilities of AllStates Credit Service, Inc. (AllStates). These acquisitions were treated as business combinations and accounted for under the purchase method of accounting (see Note 3).

The consolidated statement of operations for the year ended December 31, 1997 includes the historical operations of MFS for the full year, MedSource since September 19, 1997, and World Credit, MAC/TCS, HBM, ECC and AllStates since the date of their respective acquisition.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

The consolidated financial statements include the accounts of MedSource, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Fees for receivable collection services are primarily based on a percentage of net collections on patient accounts, and revenue is recognized when cash is received from the patient. The Company recognizes revenues from management services as the related services are completed.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. The Company's customer base principally comprises companies within the health care industry. The Company does not require collateral from its customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Supplemental Cash Flow Information

The following table displays the noncash assets and liabilities that were consolidated as a result of business acquisitions (see Note 3):

             Noncash assets (liabilities):
                  Trust cash                                       $   269,857
                  Accounts receivable                                1,135,548
                  Prepaid expenses and other                           329,315
                  Property and equipment                               363,152
                  Goodwill                                          16,486,809
                  Deferred income taxes                                133,672
                  Other assets                                          62,534
                  Accounts payable                                    (837,425)
                  Trust payable                                       (813,707)
                  Accrued expenses                                    (320,017)
                  Accrued compensation                                (201,946)
                  Income taxes payable                                (469,062)
                  Long-term debt                                       (15,458)
                                                                   -----------
             Net noncash assets acquired                            16,123,272
             Less- Common stock issued                                (147,750)
             Less- Seller notes                                     (2,750,000)
                                                                   -----------

                Cash paid, net of cash acquired                    $13,225,522
                                                                   ===========

Trust Cash and Trust Payable

Trust cash and the corresponding trust payable represent amounts collected on behalf of certain clients that are held in trust until remitted to such clients.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets, generally four to ten years for furniture and fixtures, five to seven years for equipment. Leasehold improvements are depreciated over the lesser of the useful life or the term of the lease. Expenditures which increase value or extend useful lives are capitalized, while maintenance and repairs are charged to operations as incurred. When property is sold or retired, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss on the transaction is included in the results of operations.

Intangible Assets

Intangible assets consist of goodwill and deferred financing costs. Goodwill is being amortized over a 30-year period. Deferred financing costs are being amortized over the term of the applicable debt obligations which range from 2 to 6 years (see Note 5). Subsequent to its acquisitions, the Company continually evaluates whether later events and circumstances have occurred that indicate that the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows in measuring whether the intangible asset should be written down to fair value. As of December 31, 1997, management believes that no revision to the remaining useful lives or write-down of intangible assets is required.

Intangible assets consist of the following:

Goodwill                                           $ 16,486,809
Deferred financing costs                              2,090,028
Other                                                    32,169
                                                   ------------

                                                     18,609,006
Less- Accumulated amortization                         (318,311)
                                                   ------------

                                                   $ 18,290,695
                                                   ============

Income Taxes

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash and cash equivalents, trust cash, accounts receivable, accounts payable, accrued expenses, trust payable and debt obligations. The book values of cash and cash equivalents, trust cash, accounts receivable, accounts payable, accrued expenses and trust payable are considered to be representative of their respective fair values. None of the Company's debt obligations that are outstanding as of December 31, 1997 have readily ascertainable market values; however, the carrying values are considered to approximate their respective fair values. See Note 5 for the terms and carrying values of the Company's various debt obligations.

Recently Issued Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS No. 130). SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for the reporting and display of comprehensive income in a set of financial statements. Comprehensive income is defined as the change in net asset of a business enterprise during a period from transactions generated from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Management believes that the adoption of SFAS No. 130 will not have a material impact on the financial statements.

In June 1997, the Financial Accounting Standards Board issued Statement of financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 applies to all public companies and is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 requires that business segment financial information be reported in the financial statements utilizing the management approach. The management approach is defined as the manner in which management organizes the segments within the enterprise for making operating decisions and assessing performance. Management believes that the adoption of SFAS No. 131 will not have a material impact on the financial statements.

3.   BUSINESS ACQUISITIONS:

On October 1, 1997, the Company acquired substantially all of the assets and liabilities of AllStates for $3,750,000. AllStates provides receivables collection services primarily to hospitals and other health care related clients in Missouri. The purchase price was paid in cash of $3,000,000 and a note payable of $750,000 due in October 2000. The purchase price and the related transaction expenses were allocated to the fair value of the net assets acquired, with $3,811,410 allocated to goodwill under the purchase method of accounting.

On August 29, 1997, the Company acquired all of the outstanding capital stock of MAC/TCS for $5,950,000. MAC/TCS provides receivables management and collection services to hospitals and other health care related clients primarily in Illinois and Arizona. The purchase price was paid in cash of $5,450,000 and a $500,000 note payable due in January 2000. The purchase price and the related transaction expenses were allocated to the fair value of the net assets acquired, with $6,291,465 allocated to goodwill under the purchase method of accounting.

On August 29, 1997, the Company acquired certain assets of ECC for $3,000,000 in cash. ECC provided receivables collection services to hospitals primarily in Pennsylvania. The purchase price and the related transaction expenses were allocated to the fair value of the net assets acquired, with $3,000,000 allocated to goodwill under the purchase method of accounting. Effective on July 1, 1997, the Company entered into a management agreement with ECC whereby MFS would assume all responsibilities under ECC's health care customer contracts and MFS would be entitled to all profits and losses related to these contracts. The operating results of MFS include the revenues earned and expenses incurred under the management agreement for the period July 1, 1997 through August 29, 1997.

On August 29, 1997, the Company acquired certain assets of HBM for 197,000 shares of MFS stock valued at $147,750. HBM provided receivables collection services to hospitals primarily in Pennsylvania. The purchase price and the related transaction expenses were allocated to the fair value of the net assets acquired, with $567,045 allocated to goodwill under the purchase method of accounting. Effective on July 1, 1997, the Company entered into a management agreement with HBM whereby MFS would assume all responsibilities under HBM's health care customer contracts and MFS would be entitled to all profits and losses related to these contracts. The operating results of MFS include the revenues earned and expenses incurred under the management agreement for the period July 1, 1997 through August 29, 1997.

On June 30, 1997, the Company acquired all of the outstanding capital stock of World Credit for $2,500,000 plus an amount to be determined for future earnings. World Credit provides receivables collection services to hospitals primarily in Michigan. The purchase price was paid in cash of $1,500,000 and a $1,000,000 note payable due in quarterly installments through January 1999. In August 1997, the Company prepaid the remaining outstanding balance on the note payable. In addition, the purchase agreement contained a provision for future additional payments based on the EBITDA, as defined, of the acquired entity. In August 1997, the Company negotiated a fixed payment of $500,000, which was paid in September 1997, which fulfilled the EBITDA payment provision with the former owners of World Credit. The purchase price (including the additional $500,000 payment) and the related transaction expenses were allocated to the fair value of the net assets acquired, with $2,816,889 allocated to goodwill under the purchase method of accounting.

The purchase price allocations for the above acquisitions are based on estimates, available information and certain assumptions and may be revised as additional information becomes available.

If the AllStates, MAC/TCS, ECC, HBM and World Credit acquisitions would have occurred on January 1, 1997, unaudited pro forma revenues would have been approximately $22,700,000 for the year ended December 31, 1997 and the unaudited pro forma net loss would have been approximately $685,000 for the year ended December 31, 1997. The pro forma financial information does not represent what the Company's results of operations would have been had the acquisitions in fact occurred on January 1, 1997, or to project the Company's results of operations for any future period.

4.   PROPERTY AND EQUIPMENT:


                                                             Estimated
                                                              Useful
                                                               Lives
                                                             ----------
           Vehicles                                             3 years           $      23,468
           Office and computer equipment                     3-10 years               3,120,321
           Leasehold improvements                            lease term                 152,977
                                                                                  -------------
                                                                                      3,296,766
           Less- Accumulated depreciation
                     and amortization                                                (1,082,489)
                                                                                  -------------
                                                                                  $   2,214,277
                                                                                  =============

5. LONG-TERM DEBT:

           Revolving Credit and Acquisition Loan Facility (see below)             $   3,000,000
           Subordinated promissory notes payable (see below)                         12,000,000
           Note payable to former owner of AllStates, principal payable in
             August 2000, with interest payable quarterly at the prime rate
             (8.5% at December 31, 1997)                                                750,000
           Convertible notes payable to former owners of MAC/TCS, payable in quarterly installments of $50,000 plus interest at the prime rate
             (8.5% at December 31, 1997) beginning October 1, 1997                      450,000
           Capital lease obligations, lease periods expiring through 2000, interest rates ranging from 7.0% to 9.5% collateralized by the
             leased assets                                                              279,162
                                                                                  -------------
                                                                                     16,479,162
           Less - Unamortized discount                                                 (198,334)
           Less- Current portion                                                       (377,026)
                                                                                  -------------
                                                                                  $  15,903,802
                                                                                  =============


Maturities of long-term debt are as follows:

           1998                                            $    377,026
           1999                                               3,284,281
           2000                                                 817,855
           2001                                                     --
           2002                                                     --
           2003 and thereafter                               12,000,000
                                                           ------------

                                                             16,479,162
           Less- Unamortized discount                          (198,334)
                                                           ------------
                                                           $ 16,280,828
                                                           ============

On October 10, 1997 the Company entered into a Revolving Credit and Acquisition Loan Agreement, as amended, (the Credit Facility) with a bank. The Credit Facility consists of a $25,000,000 acquisition facility and a revolving credit and letter of credit facility. The maximum available borrowings under the revolving credit and letter of credit facility are equal to the lesser of:
(i) $25,000,000 less the outstanding acquisition facility balance; or (ii) $4,500,000; or (iii) 85% of eligible accounts receivable plus $3,500,000, subject to reduction for certain acquisition financing as defined in the agreement. The revolving credit and letter of credit facility expires on August 31, 1999. Outstanding borrowings under the Credit Facility bear interest at a rate per annum equal to the LIBOR Rate, as defined, applicable to each interest period plus 2.6% to 3.4% per annum or for Base Rate Loans, as defined, the Base Rate from time to time in effect plus 0.5% to 1.5% per annum. The Credit Facility includes a provision for borrowings to be defined as acquisition loans (the Acquisition Loans), subject to approval of the acquisition by the bank. Acquisition Loans are loans made for permitted acquisitions, as defined, and are payable in 20 quarterly installments commencing on September 30, 1999 and ending on March 31, 2003. The agreement contains provisions requiring early repayment of all or part of the acquisition loans based on the occurrence of certain events, as defined. Each acquisition is required to have a minimum percentage of third party financing of 20% to 40% based on the Company's EBITDA ratio for the four quarters preceding the acquisition, as defined. If an acquisition does not have the required minimum third party financing, the Company can reduce the revolving credit and letter of credit facility base by the shortfall. The Credit Facility limits the amount of the Acquisition Base which can be used in any year and limits the total purchase price of acquisitions in any quarter. Subsequent to August 31, 1999 Acquisition Loans bear interest at a rate per annum equal to the LIBOR Rate, as defined, applicable to each interest period plus 2.95% to 3.75% per annum or for Base Rate Loans, as defined, the Base Rate from time to time in effect plus 0.85% to 1.85% per annum. The Credit Facility is secured by substantially all assets of the Company and requires the Company to comply with certain covenants which include, but are not limited to, maintenance of certain financial covenants including interest coverage, EBITDA to interest ratio, debt to equity ratio and a limitation on additional indebtedness. As of December 31, 1997 the outstanding indebtedness under the Credit Facility was $3,000,000, all of which was borrowed under the revolving credit facility. The interest rate on the outstanding borrowings as of December 31, 1997 was 9.5%. For the period from October 10, 1997 to December 31, 1997, the average outstanding balance was $3,000,000 and the weighted average interest rate was 9.1%. The agreement also contains a commitment fee of 0.3% to 0.5% per annum on the unused portion of the Credit Facility.

On September 25, 1997, the Company received gross proceeds of $12,000,000 in exchange for subordinated promissory notes in the amount of $9,000,000 and $3,000,000, respectively, and the issuance of 46,100 shares of Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock was valued at $210,000 and as a result, the Company recorded an original issue discount on the subordinated promissory notes for $210,000 which will be amortized to interest expense over the term of the subordinated promissory notes. The subordinated promissory notes bear interest at 10.10% and require prepayment of interest on a quarterly basis. The subordinated promissory notes mature on September 25, 2003. Prepayment is required upon the completion of a qualified public offering or change in control, as defined in the agreement. The agreements contain provisions, which require the Company to comply with certain financial covenants including, among others, interest coverage, debt to EBITDA ratio, minimum net worth and limitations on additional indebtedness and capital expenditures.

The outstanding balance on the convertible notes payable to former owners of MAC/TCS are convertible into common stock, at the option of the holder, upon completion of an initial public offering at the initial public offering price per share.

The Company leases equipment and furniture and fixtures under capital leases expiring in various years through 2000. The assets and liabilities under these leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the shorter of their estimated useful lives or the lease term. The net book value of equipment under capitalized lease obligations as of December 31, 1997 is $182,550. The minimum lease payments, including interest, under the capital lease obligations as of December 31, 1997 are $183,906, $96,016 and $26,953 for 1998, 1999 and 2000, respectively.

6.   SERIES A CONVERTIBLE PREFERRED STOCK:

The Company has authorized 150,000 shares of Series A Cumulative Convertible Preferred Stock (Series A Preferred). The Series A Preferred is senior to all other equity securities in terms of dividends and liquidation preference with the exception of Series B Preferred Stock which has equal terms.

The holders of Series A Preferred are entitled to receive cumulative dividends of 8% per share per year and no dividends may be declared or paid on Common stock unless all cumulative dividends have been declared and paid on the Preferred Stock. Accumulated dividends payable as of December 31, 1997 on the Series A Preferred were $160,000.

Each share of the Series A Preferred is convertible into one share of Series B Cumulative Redeemable Preferred Stock (Series B Preferred) and ten shares of Common stock (a Conversion Unit), subject to certain adjustments, as defined. In addition, effective upon the closing of an initial public offering or sale event, as defined, all shares of Series A Preferred will automatically convert into one conversion unit. Each Series A Preferred stockholder is entitled to ten votes per share, subject to certain adjustments and registration rights, as defined. The holders of the Series A Preferred have certain preemptive rights, as defined, to purchase equity in future sales by the Company. In August 1997, 138,400 shares of the Series A Preferred were sold for $43.35 per share, resulting in proceeds to the Company of $5,722,620, net of expenses of $277,380.

Each share of the Series B Preferred is redeemable upon the closing of an initial public offering or sale event, as defined. Upon such an event, and after the mandatory conversion of the Series A Preferred, the Company will be required to pay the sum of $6,000,000 plus any accrued but unpaid dividends on the Series A and B Preferred stock to the holders of the Series B Preferred.

7. STOCKHOLDER'S EQUITY:

General

On September 19, 1997, MFS merged with and into MedSource in exchange for Common stock of MedSource. Since the merger resulted in the MFS stockholders having majority ownership of MedSource, MFS was treated as the acquirer of MedSource. Accordingly, the historical stockholders' equity (including capital stock) of MFS (the Predecessor Company Equity) is presented for the period prior to September 19, 1997. On September 19, 1997, common stockholders of MFS exchanged all of their shares for 2,708,000 shares of MedSource, and MedSource became the surviving company. Accordingly, after September 19, 1997, the capital stock of MedSource is presented as outstanding.

In addition, in June 1997, the assets and liabilities of AAM (see Note 1) were contributed to MFS in a merger.

Predecessor Company Equity

Predecessor Company Common Stock at January 1, 1997, consisted of the following:

                    Par                    Shares
                   Value      ---------------------------     Total
                 Per Share    Authorized          Issued      Value
                 ---------    ----------          ------    -----------

      MFS        No par         1,000,000         900,500   $     5,334
      AAM        No par             1,000           1,000         1,000
                            -------------      ----------   -----------
                                1,001,000         901,500   $     6,334
                            =============      ==========   ===========

Preferred Stock

The Company has authorized 150,000 shares of Series B Cumulative Redeemable Preferred Stock (Series B Preferred) and 50,000 shares of Series C Convertible Preferred Stock (Series C Preferred). The Series B Preferred is senior to all other equity securities in terms of dividends and liquidation preference with the exception of Series A Preferred Stock which as equal terms. The Series C Preferred are junior to the Series A and B Preferred and senior to all other equity securities.

The holders of B Preferred are entitled to receive cumulative dividends of 8% per share per year and no dividends may be declared or paid on Common stock unless all cumulative dividends have been declared and paid on the Preferred stock.

Each share of the Series B Preferred is redeemable upon the closing of an initial public offering or sale event, as defined. Upon such an event, and after the mandatory conversion of the Series A Preferred (see Note 6), the Company will be required to pay the sum of $6,000,000 plus any accrued but unpaid dividends on the Series A and B Preferred stock to the holders of the Series B Preferred. The holders of the Series B Preferred do not have voting rights. As of December 31, 1997 there were no shares of Series B Preferred issued or outstanding.

Each share of the Series C Preferred is redeemable at the option of the Company for $0.01 per share in September 2007 unless converted prior to that date. At the election of all of the Series C Preferred stockholders, each share of Series C Preferred can be converted into ten shares of Common stock, subject to adjustment. In September 1997, 46,100 shares of Series C Preferred were issued to investors as part of the sale of the subordinated promissory notes payable (see Note 5). The shares were valued at $210,000 based on an agreement between the Company and the Series C stockholder.

Stock Options

In September 1997, the Company adopted the 1997 Stock Option Plan (1997 Plan) whereby a total of 250,000 options to purchase Common stock can be granted. As of December 31, 1997, 152,500 options to purchase Common stock have been granted under the 1997 Plan. In addition, 37,523 options were granted in September 1997 outside the 1997 Plan.

The following table summarizes stock option activity:

                                                                                          Weighted
                                                                      Range of             Average
                                                  Number of        Exercise Prices      Exercise Price
                                                   Shares             Per Share           Per Share
                                                   ------             ---------           ---------

Options outstanding at December 31, 1996           190,000           $   0.25             $   0.25
     Granted                                       190,023               4.34                 4.34
     Exercised                                    (190,000)              0.25                 0.25
                                                   -------           --------             --------

Options outstanding at December 31, 1997           190,023           $   4.34             $   4.34
                                                   =======           ========             ========


Options exercisable at:

     December 31, 1996                                --             $   --                  $  --
                                                   -------           --------             --------

     December 31, 1997                                --             $   --                  $  --
                                                   -------           --------             --------

MFS granted stock options to two key management personnel. In July 1993, MFS entered into an option plan with one employee which called for 30,000 options to be granted immediately and up to 70,000 additional options to be granted in the future based on certain financial goals, as defined. In July 1994, MFS granted the 70,000 additional options based on the financial performance of MFS. The options were issued at an exercise price of $.25 per share and vest in July 2003. Vesting could be accelerated in certain circumstances as defined in the stock option plan. The Company recorded deferred compensation of $25,500 and $102,200 in 1993 and 1994, respectively, related to these stock options which was being amortized over the 10-year vesting period.

Under a separate stock option plan entered into in November 1994, the sole stockholder of MFS committed to contribute shares up to 90,000 as needed under a stock option arrangement with another employee. The option agreement called for the granting of 30,000 options in November 1994 and additional options for 30,000 shares of MFS stock in November of 1995 and 1996, as long as the employee was employed by MFS. The options were issued at an exercise price of $.25 per share and vest in November 2004. Vesting could be accelerated in certain circumstances as defined in the stock option plan. The Company recorded $131,400 of deferred compensation in 1994 related to these stock options which was being amortized over the 10 year vesting period.

In September 1997, in connection with the exchange of MFS stock for MedSource stock, the MFS stock options became fully vested under the terms of the original stock option grants. At the time that the options became fully vested, the remaining balance in deferred compensation related to these options was charged to expense.

The following table summarizes information regarding stock options outstanding at December 31, 1997:


                                       Options Outstanding                            Options Exercisable
                    ----------------------------------------------------------------------------------------
                         Number          Weighted Average         Weighted          Number          Weighted
                       Outstanding           Remaining             Average        Exercisable        Average
    Range  of          at December          Contractual        Exercise Price     at December       Exercise
Exercise Prices         31, 1997           Life in Years          Per Share        31, 1997           Price
---------------     -----------------  ---------------------  ---------------  ----------------  ----------

    $4.34                   190,023            9.7                $4.34                 --         $    --

As of December 31, 1997, there were 97,500 stock options available for grant.

The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and the related interpretations in accounting for its stock options. The disclosure requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" (SFAS No. 123) were adopted by the Company in 1996. Had compensation cost for stock options granted during 1995, 1996 and 1997 been determined based upon the fair value of the stock options at the date of grant, as prescribed by SFAS No. 123, the Company's pro forma net loss would have been as follows:

                                                Year Ended December 31, 1997
                                                -------------------------------

Net loss                                            $      (360,207)
Pro forma net loss                                         (393,207)


The weighted average fair value of each stock option granted during the year ended December 31, 1997 was $0. As of and for the year ended December 31, 1997, the weighted average remaining contractual life of each stock option outstanding and granted was 9.7 years. The fair value of each option grant is estimated on the date of the grant using Black-Scholes option pricing model with the following weighted average assumptions:

                                              Year Ended December 31,
                                            --------------------------
                                               1996            1997
                                            ------------   -----------

Risk-free interest rate                        6.4%             6.7%
Expected dividend yield                         --               --
Expected life                               8 years           8 years


In accordance with SFAS No. 123, no volatility factor was used in these fair value calculations since the Company is a non-public entity.

Because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects of reported net income for future years.

Common Stock Grant

In November 1996, the majority shareholder of MFS committed to issue to one of its employees 5% of the outstanding stock or the equivalent number of stock options in MFS and AAM. The difference between the fair value of the stock and the amount paid by the employees of $85,465 has been recorded as compensation expense in the accompanying statement of operations for 1996. In September 1997, 50,000 shares of MFS stock were issued to this employee in accordance with the terms of the original agreement.

8.   MAJOR CUSTOMERS:

The Company's operations are conducted in one business segment.

The following table summarizes significant customers with net revenues in excess of 10% of net revenues:

                         Customer
                         --------

                           A*                 $4,086,091

*Customer A is a consolidated group of multiple hospitals which are owned by a parent.

9.   EMPLOYEE SAVINGS PLAN:

The Company sponsors employee savings plans under Section 401(k) of the Internal Revenue Code for certain of the Company's subsidiaries. The plans cover substantially all full-time employees of certain subsidiaries with more than one year of service. Company contributions charged to expense related to these plans were $36,910 for 1997.

10.  INCOME TAXES:

The components of the income tax provision (benefit) are as follows:

      Current:
          Federal                                     $ (235,849)
          State                                          (41,622)
                                                      ----------
                                                        (277,471)
                                                      ----------
      Deferred:
          Federal                                        108,245
          State                                           19,102
                                                      ----------
                                                         127,347
                                                      ----------
                                                      $ (150,124)
                                                      ==========

Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily deferred compensation, depreciation and accruals are reported in different periods for financial reporting and income tax purposes.

The federal statutory income tax rate is reconciled to the effective income tax rate as follows:


      Federal statutory rate                                       (34.0)%
      State income taxes, net of federal benefit                    (6.0)
      Amortization of goodwill                                       8.9
      Other                                                          1.7
                                                                   ------
                                                                   (29.4)%
                                                                   ======

The components of the net deferred tax asset, measured under SFAS No. 109, are as follows:


      Deferred tax assets-
        Payroll and related accruals                           $ 140,742
        Property and equipment                                    51,244
        Other                                                     10,321
                                                               ---------

                                                                 202,307
                                                               ---------
      Deferred tax liabilities-
        Intangible amortization                                  (27,262)
                                                               ---------
                                                                 (27,262)
                                                               ---------
      Net Deferred Tax Asset                                   $ 175,045
                                                               =========

The principal basis used to assess the realizability of the total deferred tax asset is the Company's forecast of future taxable income. Approximately $440,000 of future taxable income is needed to realize the net deferred tax asset at December 31, 1997. The Company believes it is more likely than not that such future taxable income levels will be achieved.

11. RELATED-PARTY TRANSACTIONS:

The Company paid transaction commissions totaling $303,000 to an entity which was owned by an officer of the Company prior to his employment by the Company. The commissions related to work performed prior to the officer's employment with the Company and related to two of the business acquisitions included in
Note 3.

Certain of the capital lease obligations described in Note 5 contain personal guarantees made by the Company's President. Certain office leases are with an entity owned 50% by the principal shareholder of the Company (see Note 12).

12.  COMMITMENTS AND CONTINGENCIES:

Operating Leases

The Company leases certain office facilities and equipment under operating lease arrangements. In addition, the Company leases office space for its primary facility in Goodlettsville, Tennessee from a partnership which is owned 50% by a stockholder of the Company. The following are future minimum rental payments required under such leases that have initial or remaining noncancelable lease terms in excess of one year:


                                      Non-Related            Related
                                         Party                Party
                                      -----------          -----------

                1998                 $   515,442           $   183,550
                1999                     191,558               188,853
                2000                     144,496               194,157
                2001                     112,077                59,850
                2002                      15,066                17,771

Rent expense, excluding the related party lease, was approximately $569,000 for the year ended December 31, 1997. The rental expense related to the related party lease was approximately $160,000 for the year ended December 31, 1997. Management believes that the rental amounts charged under this agreement represent third-party arms length rentals for the facility.

Employment Agreements

The Company has employment agreements with several employees which require minimum salaries and related employee benefits. Certain of these agreements contain provisions that require the payment of salaries for a specified period or until a specified age if the employee is terminated without cause, as defined.

Litigation

The Company is involved in litigation that has arisen in the ordinary course of business. Management does not believe that the outcome of these matters will have a material adverse effect on the Company's financial position or results of operations.

13.  SUBSEQUENT EVENT:

On May 4, 1998, the Company entered into an agreement to sell all of the outstanding stock of the Company to NCO Group, Inc. The closing for this transaction is subject to the satisfaction of certain closing conditions, including regulatory approval and other customary conditions.